Exhibit 1.1

TAKEDA PHARMACEUTICAL COMPANY LIMITED

[$][€][                ]

[        ]% Notes due [    ]

FORM OF UNDERWRITING AGREEMENT

[                ], 20[    ]

[Name(s) of Representatives]

Underwriting Agreement

[                ], 20[    ]

[insert name(s) of Representative(s)]

As Representatives of the several Underwriters

c/o [                ]

Ladies and Gentlemen:

Introductory. Takeda Pharmaceutical Company Limited, a joint stock corporation organized under the laws of Japan (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of [insert description of securities] ([insert name of securities][or][and together with the [insert name of securities],] the “Notes”). [insert name(s) of Representative(s)] have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.

The Notes will be issued pursuant to an indenture, [to be] dated as of [                ], 20[    ] (the “[Base] Indenture”), between the Company and The Bank of New Mellon, as trustee (the “Trustee”). [Certain terms of the Notes will be established pursuant to [an Officer’s Certificate] [a supplemental indenture (the “Supplemental Indenture”)] to the Base Indenture (together with the Base Indenture, the “Indenture”).] [[The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, to be dated on or before the Closing Date (as defined in Section 2 below) (the “DTC Agreement”), between the Company and the Depositary.] [or] [Global securities representing the Notes shall be deposited with, or on behalf of, [                ] (the “Common Depositary”), a common depositary for Euroclear Bank SA/NV as operator of the Euroclear system or any successor clearing agency (“Euroclear”), and Clearstream Banking S.A., as currently in effect or any successor securities clearing agency (“Clearstream”), and registered in the name of such common depositary or its nominee for the accounts of Euroclear and Clearstream.]]

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. [                ]), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities of the Company, including the Notes, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (together with the Securities Act, the “Securities Act and Regulations”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act and Regulations, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) under the Securities Act. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act prior to [    ] [a/p.m.] [[New York City] [or] [London] time] on [                ], 20[    ] (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the

Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (together with the Exchange Act, the “Exchange Act and Regulations”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company hereby confirms its agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company

The Company hereby represents, warrants and covenants to each Underwriter as follows:

(a) Compliance with Registration Requirements. The Company meets the requirements for use of Form F-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and Regulations and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and Regulations and no proceedings for that purpose have been instituted or are pending or, to the best of the Company’s knowledge, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture [[has been] [or] [will be]] duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each of the date hereof, the Initial Sale Time and the Closing Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and Regulations and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act and Regulations, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated [                ], 20[    ], (ii) the issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.

(c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and Regulations and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Company is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Securities Act, and (iv) as of the Execution Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(e) Company is not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement (such completion being evidenced by a written notice from the Representatives to the Company that shall be delivered promptly after such completion) or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.

(g) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes (such completion being evidenced by a written notice from the Representatives to the Company that shall be delivered promptly after such completion), any offering material in connection with the offering and sale of the

Notes other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Annex II hereto (each, a “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Independent Accountants.

(1) KPMG AZSA LLC are independent public accountants within the meaning of the Certified Public Accountants Law of Japan (Law No. 103 of 1948, as amended) and related regulations thereunder, are independent registered public accountants as required by the Securities Act and Regulations and the Exchange Act and Regulations and are an independent registered public accounting firm with the Public Company Accounting Oversight Board, who [(x)] audited (kansa) the annual consolidated financial statements and related notes of the Company as of and for the fiscal years ended March 31, 20[    ], 20[    ] and 20[    ] prepared in conformity with International Financial Reporting Standards (“IFRS”) included in the Disclosure Package and the Prospectus [and (y) reviewed, in accordance with the review standards for quarterly financial statements generally accepted in Japan, the unaudited quarterly consolidated financial statements of the Company for the [    ] months ended [                ], 20[    ] and 20[    ] prepared in conformity with IFRS included in the Disclosure Package and the Prospectus]; and

(2) Deloitte LLP are independent registered certified public accountants within the meaning of the Securities Act and Regulations, and under Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct and its interpretations and rulings, who audited the annual consolidated financial statements of Shire plc (“Shire”) as of and for the fiscal years ended December 31, 20[    ], 20[    ] and 20[    ] included in the Disclosure Package and the Prospectus, in each case prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”).

(i) Financial Statements.

(1) The audited annual consolidated financial statements of the Company incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes (the “Company Annual Financial Statements”), present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the earnings, comprehensive income, changes in net assets and cash flows of the Company and its consolidated subsidiaries for the periods specified; and the Company Annual Financial Statements comply as to form with the accounting requirements of the Securities Act and Regulations and have been prepared in conformity with IFRS applied on a consistent basis throughout the periods involved, except for the effects of accounting changes as described in the notes thereto.

(2) The audited annual consolidated financial statements of Shire incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes (the “Shire Financial Statements”), present fairly the financial position of Shire and its consolidated subsidiaries at the dates indicated and the earnings, changes in net assets and cash flows of Shire and its consolidated subsidiaries for the periods specified and such Shire Financial Statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved, except for the effects of accounting changes as described in the notes thereto.

(3) The selected consolidated financial data and the summary financial information of the Company included or incorporated by reference in the Disclosure Package and the Prospectus present fairly the information shown therein and have been accurately derived from, or have been compiled on a basis consistent with, the Company Annual Financial Statements for the fiscal years referred to therein; and the selected consolidated financial data and the summary financial information of Shire included or incorporated by reference in the Disclosure Package and the Prospectus present fairly the information shown therein and has been accurately derived from, or has been compiled on a basis consistent with, the Shire Financial Statements for the fiscal years referred to therein.

(4) The other financial information of the Company and its subsidiaries included or incorporated by reference in the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information shown thereby; and the other financial information of Shire and its subsidiaries included or incorporated by reference in the Disclosure Package and the Prospectus has been derived from the accounting records of Shire and its subsidiaries and presents fairly, in all material respects, the information shown thereby.

(5) The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j) Internal Accounting Controls. The Company maintains a system of internal accounting controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness or significant deficiencies in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no adverse change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(k) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and Regulations; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(l) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Disclosure Package and the Prospectus, (A) there has not been any change in the capital stock or any increase in excess of 5% of the long-term debt of the Company and any of its subsidiaries, (B) there has been no material adverse change or any development reasonably likely to result in a material adverse change in the condition, financial or otherwise, or in the earnings or business affairs or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (C) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (D) there has not been any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, and (E) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(m) Incorporation of the Company. The Company has been duly organized and is validly existing as a joint stock corporation with limited liability under the laws of Japan and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Indenture; no steps have been made for the winding up of the Company under the laws of Japan; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not result in a Material Adverse Effect.

(n) Incorporation of Significant Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary. The only Significant Subsidiaries of the Company as of March 31, 20[ ] are the subsidiaries listed on Schedule B hereto.

(o) Capitalization. The Company has a capitalization as set forth in the Disclosure Package and the Prospectus under the caption “[Capitalization]”, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any securityholder of the Company.

(p) Taxes. The Company and each of its subsidiaries has filed all national, local and foreign tax returns required to be filed through the date hereof, except for such returns with respect to which the Company or its subsidiaries, as applicable, have requested extensions, and has paid all taxes (including withholding taxes, penalties and interest, assessments, fees and other charges) due, other than those filings or payments being contested in good faith and for which adequate reserves have been taken, or where the failure to make filings or payments would not, individually or in the aggregate, result in a Material Adverse Effect; and there is no tax deficiency that has been, nor does the Company have any knowledge of any tax deficiency that might be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for any tax deficiency that would not, singly or in the aggregate, result in a Material Adverse Effect.

(q) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered by the Underwriters, will constitute a valid and binding agreement of the Company under the laws of Japan, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(r) Authorization of the Indenture. At the time of its execution, the Indenture will be duly qualified under the Trust Indenture Act. The Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(s) Authorization of the Notes. The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(t) Description of the Notes and the Indenture. The Notes and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Prospectus; and except as set forth in the Disclosure Package and the Prospectus, there are no restrictions on subsequent transfers of the Notes under the laws of Japan.

(u) Description of Taxation. The statements in each of the Disclosure Package and the Prospectus under the caption “[Taxation],” insofar as they purport to describe the provisions of the laws, regulations and documents referred to therein, or legal conclusions with respect thereto, fairly and accurately summarize such provisions or conclusions in all material respects.

(v) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its Articles of Incorporation, Regulations of the Board of Directors or similar charter document, except, in the case of this clause (A), for such violations by the Company’s subsidiaries, other than Significant Subsidiaries, that would not, singly or in the aggregate, result in a Material Adverse Effect, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement, or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, the “Agreements and Instruments”), except, in the case of this clause (B), for such defaults that would not result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except, in the case of this clause (C), for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance by the Company of its obligations under this Agreement, the Indenture and the Notes and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Notes ) and compliance by the Company with its obligations hereunder (A) have been duly authorized by all necessary corporate action, (B) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach or violation of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any liens, charges, mortgages, security interests, claims, pledges, restrictions or other encumbrances (collectively, “Liens”) upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches, defaults, Repayment Events or Liens that, singly or in the aggregate, would not result in a Material Adverse Effect, and (C) will not result in any violation of the provisions of the Articles of Incorporation, the Regulations of the Board of Directors or similar charter documents of the

Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(w) Absence of Labor Disputes. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent or threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in each case, would result in a Material Adverse Effect.

(x) Absence of Proceedings. Except as disclosed in the Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is a party or to which the property or assets of the Company or any of its subsidiaries is subject, including ordinary routine litigation incidental to the respective businesses of the Company and each of its subsidiaries, that, if determined adversely to the Company or any of its subsidiaries, singly or in the aggregate, would reasonably be expected to have (i) a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) a Material Adverse Effect.

(y) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Notes hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except (i) such as have been already obtained and (ii) for the notices and reports described in Section 3 hereof.

(aa) Absence of Manipulation. None of the Company, any of its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”) or any person acting on its or any of their behalf (provided that the Company makes no representation with respect to any Underwriter acting in such capacity) has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes or to facilitate the sale or resale of any of the Notes.

(bb) Governmental Licenses. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate national, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(cc) Intellectual Property. The Company and its subsidiaries own or possess or have had licensed to them, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own or possess would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(dd) Maintenance of IT Systems. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) and data (including all personal, personally identifiable, sensitive, confidential or regulated data) (“Personal Data”) used in connection with their businesses. Except, in each case, as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the Company’s IT Systems or Personal Data and (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification

(ee) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by the Company and its subsidiaries, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as will not materially interfere with the use made and proposed to be made of such property by, the Company or any of its subsidiaries, or, considered singly or in the aggregate, will not result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company, and under which the Company and its subsidiaries hold properties described in the Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(ff) Investment Company Act. The Company is not required, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the U.S. Investment Company Act of 1940, as amended.

(gg) Statistical and Market-Related Data. Any statistical and market-related data included in the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(hh) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such types and amounts as are prudent and customary in Japan and in those jurisdictions where the Company’s assets are located and for its industry and for the conduct of their respective businesses in which they are engaged as described in the Disclosure Package and the Prospectus.

(ii) Anti-Bribery. (i) None of the Company or its subsidiaries or affiliates, or any of its or their directors, officers, or employees, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has directly or indirectly (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or (b) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws or regulations; (ii) the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and regulations and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and regulations and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(jj) Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) Sanctions. (i) None of the Company, any of its subsidiaries, or any of its or their directors, officers, or employees, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the target or subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the target or subject of Sanctions (including, without limitation, the Crimea region of the Ukraine, Cuba, Iran, North Korea and Syria)[, except as detailed in Schedule C hereto].

(ii) The Company and its subsidiaries will not, directly or indirectly, use the proceeds of the offering of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the target or subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering of the Notes, whether as underwriter, advisor, investor or otherwise).

[Except as detailed in Schedule C hereto, ]for the past five years, the Company and its subsidiaries have not engaged in and are not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the target or subject of Sanctions. The Company and its subsidiaries will not knowingly engage, in violation of applicable Sanctions, in any dealings with any Person, or in any country or territory, that at the time of the dealing or transaction is the target or subject of Sanctions.

[[insert name(s) of Underwriter(s)], agree that they are not entitled to the benefits of the representations and undertakings in this Section 1(ll) if and to the extent that such representations and undertakings are or would be unenforceable by reason of violation of any provision of the Council Regulation (EC) No. 2271/96 (the “Blocking Regulation”) (or any law or regulation implementing such Blocking Regulation in any member state of the European Union or the United Kingdom).]

(ll) Transfer Taxes. No stamp, issue, registration, documentary or transfer tax or duty or other similar tax or duty is payable by or on behalf of the Underwriters, and no capital gains, income or withholding tax or other tax is payable by or on behalf of the Underwriters, to any Japanese taxing or other Japanese governmental authority in connection with (A) the creation, issuance, sale or delivery by the Company of the Notes to the Underwriters in the manner contemplated by this Agreement, (B) assuming that each of the Underwriters is a non-Japanese corporation having no permanent establishment in Japan for Japanese tax purposes, the sale or delivery outside Japan by the Underwriters of the Notes in the manner contemplated by this Agreement and the Disclosure Package and the Prospectus, (C) the execution or delivery outside Japan of the Notes and this Agreement or (D) the execution or delivery of the Indenture or the consummation of any of the transactions contemplated therein.

(mm) Withholding Taxes. Except as described in the Disclosure Package and the Prospectus, payments made by the Company to holders or beneficial owners of the Notes under the Notes and the Indenture (including payments of interest) and by the Company to the Underwriters under this Agreement will not be subject under the current laws of Japan or any political subdivision thereof to any withholdings or similar charges for or on account of taxation.

(nn) Validity under the Laws of Japan. It is not necessary under the laws of Japan for the Underwriters to be licensed or qualified to carry on business in Japan (i) solely as a result of having executed, delivered or performed any of its obligations under this Agreement, the Indenture and the Notes outside Japan or (ii) in order for the Underwriters to be permitted to enforce through Japanese judicial proceedings their rights under this Agreement, the Indenture and the Notes; each of this Agreement, the Indenture and the Notes is in proper legal form under the laws of Japan to be enforced against the Company; and to ensure the legality, validity, binding nature, enforceability and admissibility into evidence in Japan of any of this Agreement, the Indenture and the Notes, it is not necessary that this Agreement, the Indenture and the Notes be filed or recorded with any court or other authority in Japan or that any Japanese stamp or similar tax be paid on or in respect of this Agreement, the Indenture and the Notes.

(oo) No Japanese Domicile. None of the holders of the Notes, the Underwriters or the Trustee will be deemed resident, domiciled, carrying on business or subject to taxation in Japan on an overall income basis solely by the execution, delivery, performance or enforcement of this Agreement, the Indenture and the Notes or the issuance or sale of the Notes or by virtue of the ownership or transfer of the Notes or the receipt of payments thereon, assuming that no such person is, under the laws of Japan, resident or domiciled in Japan or has a permanent establishment in Japan.

(pp) Compliance with Environmental Laws. The Company and each of its subsidiaries (A) are in compliance with all applicable laws and regulations relating to the protection of human or animal health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their businesses; and (C) have not received notice of any actual or potential liability under any Environmental Laws (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except in the case of clauses (A), (B) and (C), as would not, singly or in aggregate, be expected to have a Material Adverse Effect.

(qq) [Listing of the Notes. Application has been made for the listing of the Notes on the [insert name of securities exchange] and the admission to trading of the Notes on the [insert name of securities exchange].]

(rr) Forward-Looking Statements. No forward-looking statement (with the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Disclosure Package, the Prospectus or Company Additional Written Communications has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(vv) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Purchase, Sale and Delivery of the Notes.

(a) The Notes. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes set forth opposite their names on Schedule A hereto at a purchase price of [        ]% [(being the offer price to investors of [        ]% minus the Underwriters’ commission equal to [        ]%)] of the aggregate principal amount of the [Notes], payable on the Closing Date.

(b) Offers and Sales in Japan or Japanese Residents. Each Underwriter has represented and agreed that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any of the Notes in Japan or to, or for the benefit of, any person resident in Japan (which term as used in this item (i) means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any person resident in Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) and any other applicable laws, regulations and governmental guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its initial distribution at any time, directly or indirectly, offer or sell any of the Notes to, or for the benefit of, any person other than a Gross Recipient (as hereinafter defined) or to others for re-offering or resale, directly or indirectly, to, or for the benefit of, any person other than a Gross Recipient, except as specifically permitted under the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended) (the “Act on Special Taxation Measures”). A “Gross Recipient” as used in (ii) above means (a) a beneficial owner that is, for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the Company as described in Article 6, Paragraph (4) of the Act on Special Taxation Measures (such person is hereinafter referred to as a “specially-related person of the Company”), (b) a Japanese financial institution or a Japanese financial instruments business operator, designated in Article 3-2-2, Paragraph (29) of the Cabinet Order (Cabinet Order No. 43 of 1957, as amended) (the “Cabinet Order”) relating to the Act on Special Taxation Measures that will hold the Notes for its own proprietary account, or (c) any other excluded category of persons, corporations or other entities under the Act on Special Taxation Measures.

(c) The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Simpson Thacher & Bartlett LLP, Ark Hills Sengokuyama Mori Tower, 9-10, Roppongi 1-Chome, Minato-Ku, Tokyo 106-0032, Japan (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on [                ], 20[    ], or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

(d) Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e) Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in [[New York City] [or] [London]], as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(g) Issuance Taxes. The Company will bear and pay any documentary, stamp and similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Notes to the Underwriters and their initial resale of the Notes to investors and on the execution and delivery of this Agreement and any value added tax payable in connection with the expense reimbursement payable by the Company pursuant to this Agreement.

SECTION 3. Covenants of the Company.

The Company covenants and agrees with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B under the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the

Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 under the Securities Act was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of U.S. counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act and Regulations, the Exchange Act and Regulations or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act and Regulations. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and Regulations and the Exchange Act and Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of U.S. counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company will (1) notify the Representatives of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions reasonably designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

(h) [Depositary] [or] [Euroclear and Clearstream]]. The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the [Depositary] [or] [Euroclear and Clearstream]].

(i) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and [insert name of securities exchange] all reports and documents required to be filed under the Exchange Act.

(j) Agreement Not to Offer or Sell Additional Securities. During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act and Regulations in respect of, any other [U.S. dollar-denominated debt securities or Euro-denominated debt securities] of the Company with a maturity greater than one year, or guarantee any [U.S. dollar-denominated debt securities or Euro-denominated debt securities] with a maturity greater than one year issued by any of its subsidiaries[; provided that this subsection (j) shall not apply to the issuance of the Company’s [insert name of securities].

(k) Final Term Sheet[s]. The Company will prepare [a] final term sheet[s], in a form approved by the Underwriters and attached as Exhibit C hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet[s], the “Final Term Sheet[s]”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(l) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act and (B) it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities using a written communication not required to be filed with the Commission in reliance on the exemption of Rule 163B under the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rule 164 and Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433 under the Securities Act, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet[s] of the Company contemplated in Section 3(k) hereto.

(m) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form reasonably satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Representatives, and will use its reasonable best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(n) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form reasonably satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(o) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by and in accordance with Rule 456(b)(1) and Rule 457(r) under the Securities Act.

(p) Compliance with Sarbanes-Oxley Act. During the Prospectus Delivery Period, the Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(q) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act and Regulations or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.

(r) Rating of Securities. The Company shall take all reasonable action necessary to enable [Moody’s Japan K.K. (“Moody’s”) and S&P Global Ratings Inc. (“S&P”)] to provide credit ratings of the Notes.

(s) [Listing of Notes. The Company will use its reasonable best efforts to obtain the listing of the Notes on the [insert name of securities exchange] and the admission to trading of the Notes on the [insert name of securities exchange’s market] by the business day in [insert location of securities exchange] following the Closing Date or as soon as practicable thereafter and will use its commercially reasonable efforts to maintain such listing or the listing of the Notes on an alternative exchange while any of the Notes remain outstanding.]

(t) Report to Minister of Finance. Following the sale and delivery of the Notes pursuant to this Agreement, the Company will submit in a timely manner the reports required to be filed with the Minister of Finance via the Bank of Japan under the Foreign Exchange and Foreign Trade Law of Japan (Law No. 228 of 1949, as amended).

(u) Specially-Related Persons of the Company. The Company will cause any “specially-related person of the Company” (as defined in Section 2(b) hereof) who is an individual non-resident of Japan or a non-Japanese corporation not to purchase any of the Notes from the Underwriters as part of the initial distribution of the Notes under this Agreement, whether as a beneficial owner or otherwise.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. [Except as otherwise agreed between the Company and the Representatives, the Company agrees to pay or cause to be paid all reasonable costs and expenses (including reimbursement to the Underwriters) incident to the performance of its obligations under this Agreement, including without limitation, (i) the costs incident to the authorization, issuance, offer, sale, preparation and delivery of the Notes and any taxes payable in that connection, (ii) the costs incident to the preparation, printing and delivery to the Underwriters of this Agreement, any Master Agreement among Underwriters, the Indenture[, the DTC Agreement] and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes, and costs incident to the preparation, printing, filing, shipping and distribution of any Prospectus (including financial statements) and of each amendment or supplement thereto, (iii) the costs incident to preparation, issuance and delivery of the certificates for the Notes to the Underwriters, including any transfer taxes, any documentary, stamp and similar issuance tax payable upon the sale, issuance and delivery of the Notes to the Underwriters and their initial resale to investors as specified in Section 2(g) hereof and any charges of [the Depositary,] Euroclear and Clearstream in connection therewith, (iv) the fees and expenses of the accountants (including costs relating to preparation of comfort letters) and other advisors, (v) the costs incident to the qualification of the Notes under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and expenses of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey and any supplement thereto, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. (the “FINRA”) of the terms of the sale of the Notes, (vii) the fees and expenses of the Trustee, including the fees and expenses of counsel for the Trustee in connection with the Indenture and the Notes, (viii) the fees and expenses of the Company’s U.S. and Japanese counsel and the fees and expenses of the Underwriters’ U.S. counsel, (ix) the fees and expenses relating to the Company’s appointment of an agent for service of process, (x) any fees payable in connection with the rating of the Notes, (xi) all costs incurred in connection with the listing of the Notes on the [insert name of securities exchange], including the fees and disbursements of listing agents retained in connection therewith and (xii) all costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees associated with setting up conference calls with investors, fees associated with reserving venues for meetings or presentations, travel, meal and lodging expenses of the representatives and officers of the Company, and the cost of any aircraft chartered in connection with the road show.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and Regulations and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and Regulations and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) under the Securities Act (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A under the Securities Act).

(b) Opinion of Counsel for Company. (i) On the Closing Date, the Representatives shall have received the opinions and letter, dated as of the Closing Date, of Sullivan & Cromwell LLP, U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion and letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(ii) On the Closing Date, the Representatives shall have received the opinion and letter, dated as of the Closing Date, of Nishimura & Asahi, Japanese counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion and letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the opinion and letter, reasonably satisfactory to them, dated as of the Closing Date, of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, together with signed or reproduced copies of such opinion and letter for each of the other Underwriters with respect to the issuance and sale of the Notes, the Disclosure Package and the Prospectus and other related matters as the Representatives may reasonably require.

(d) Officer’s Certificates. (i) On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect except as set forth in the Disclosure Package and the Prospectus, and the Representatives shall have received a certificate of a Director of the Company, dated as of the Closing Time, to the effect that (A) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission; (B) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form; (C) there has been no Material Adverse Effect; (D) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (E) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

(ii) At the time of the execution of this Agreement and at the Closing Date, the Representatives shall have received a certificate of the chief financial officer of the Company having responsibility for financial and accounting matters of the Company and its subsidiaries, dated the date hereof and as of the Closing Date, as the case may be, substantially in the form of Exhibit D hereto.

(e) Accountants’ Comfort Letters. On the date hereof, the Representatives shall have received from (1) KPMG AZSA LLC a letter dated the date hereof, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the Preliminary Prospectus and the Prospectus and (2) Deloitte LLP a letter dated the date hereof, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of Shire contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(f) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from KPMG AZSA LLC a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in their letter furnished pursuant to subsection (b) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(g) No Objection. If the Registration Statement and/or the offering of the Notes has been filed with the FINRA for review, the FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(h) Maintenance of Rating. On the Closing Date, the Notes shall be rated at least [            ] by Moody’s and [            ] by S&P, and the Company shall have delivered to the Representatives a letter dated the Closing Date, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Notes have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes or any of the Company’s other debt securities or the Company’s financial strength or claims paying ability by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes or any of the Company’s other debt securities or the Company’s financial strength or claims paying ability.

(i) [Approval of Listing. At or before the Closing Date, the Notes shall have been approved for listing on [insert name of securities exchange], subject only to official notice of issuance. / The listing of the Notes on the Singapore Exchange Securities Trading Limited (the “SGX-ST”) shall have been approved-in-principle by the Closing Date.]]

(j) Clearing Systems. On the Closing Date, the Notes shall be eligible for clearing and settlement through the facilities of [the Depositary,] Euroclear and Clearstream.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance, sale or delivery of the Notes; and no injunction or order of any court in Japan, the United States (federal or state) or any other country shall have been issued that would, as of the Closing Date, prevent the issuance, sale or delivery of the Notes.

(l) Indenture. On the Closing Date, the Representatives shall have received executed copies of the Indenture, in each case in form and substance reasonably satisfactory to them.

(m) Additional Documents. On the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings necessary or taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to Representatives and counsel for the Underwriters.

(n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled or waived by the Representatives, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 6 hereof and except that Sections 1, 8, 9, 12, 13, 15, 17, 18, 19, 20, [21], [22], [23] and [24] hereof shall survive any termination or cancellation and remain in full force and effect.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5(n), 10 or 11 hereof, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

SECTION 8. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees, affiliates and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and Regulations and the Exchange Act and Regulations against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, employee, affiliate, agent or controlling person may become subject, under the Securities Act and Regulations, the Exchange Act and Regulations or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, subject to Section 8(d) below, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee, affiliate, agent and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, affiliate, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and Regulations or the Exchange Act and Regulations, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act and Regulations, the Exchange Act and Regulations, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in [insert applicable paragraphs] in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action

(including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (A) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c) hereof, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Notes underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A hereto. For purposes of this Section 9, each director, officer, employee, affiliate and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and Regulations and the Exchange Act and Regulations shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and Regulations and the Exchange Act and Regulations shall have the same rights to contribution as the Company.

SECTION 10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Notes set forth opposite their respective names on Schedule A hereto bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9 and 17 hereof shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Termination of this Agreement; General. (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the Japanese, U.K., U.S. or other international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, or currency exchange rates or controls, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale and delivery of the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended or materially limited, or (iv) if trading generally on the Tokyo Stock Exchange, the New York Stock Exchange[,] [or] the London Stock Exchange [or the SGX-ST], or in the NASDAQ System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Financial Services Agency of Japan or any other governmental authority, or (v) if a change or development has occurred involving a prospective change in taxation adversely affecting the Notes or the transfer thereof, or (vi) if a material disruption has occurred in commercial banking or securities settlement or clearance services in Japan, the United Kingdom or the United States, or with respect to Euroclear or Clearstream in Europe, or (vii) if a general banking moratorium has been declared by any relevant authority in Japan, the United Kingdom or the United States or the State of New York.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof, and provided further that Sections 1, 8, 9, 12, 13, 15, 17, 18, 19, 20, [21], [22], [23] and [24] hereof shall survive such termination and remain in full force and effect.

SECTION 12. No Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

[insert name and address of Representative]

Facsimile:

Attention:

and

[insert name and address of Representative]

Facsimile:

Attention:

with a copy to:

[insert name and address of Underwriters’ counsel]

Facsimile: [                ]

Attention: [                ]]

If to the Company:

Takeda Pharmaceutical Company Limited]

1-1, Nihonbashi-Honcho 2-chome, Chuo-ku, Tokyo 103-8668 Japan

Facsimile: [                ]

Attention: [Global Treasury & Finance Management, Group Finance & Controlling, Global Finance]

with a copy to:

[insert name and address of Underwriters’ counsel]

Facsimile: [                ]

Attention: [                ]

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the directors, officers, employees, affiliates, agents and controlling persons referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(a) Consent to Jurisdiction. The Company irrevocably consents and agrees for the benefit of the holders of the Notes and the Underwriters that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan, The City of New York and, until all amounts due and to become due in respect of all the Notes have been paid, or until any such legal action, suit or proceeding commenced prior to such payment has been concluded, hereby irrevocably consents and irrevocably submits to the non-exclusive jurisdiction of each such court in person and, generally and unconditionally with respect to any action, suit or proceeding for themselves and in respect of their properties, assets and revenues.

(b) Appointment of Agent for Service of Process. The Company hereby irrevocably designates, appoints and empowers [                ] with offices currently at [                ] as their designee, appointee and agent to receive, accept and acknowledge for and on their behalf, and their properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against them in any such United States or state court located in the Borough of Manhattan, The City of New York with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement or any additional agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in the Borough of Manhattan, The City of New York on the terms and for the purposes of this Section. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against them by serving a copy thereof upon the relevant agent for service of process referred to in this Section (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company, at its address specified in or designated pursuant to this Agreement. The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Underwriters to service any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the Indenture or the Notes brought in the United States federal courts located in the Borough of Manhattan, The City of New York or the courts of the State of New York located in the Borough of Manhattan, The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The provisions of this Section shall survive any termination of this Agreement, in whole or in part.

(c) Waiver of Immunities. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any additional agreement, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement

SECTION 18. Foreign Taxes. All payments by the Company to each of the Underwriters hereunder shall be, unless required by law, made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by Japan or any other jurisdiction in which the Company has an office from which payment is made or deemed to be made, excluding (i) any such tax imposed by reason of such Underwriter having some connection with any such jurisdiction other than its participation as Underwriter hereunder (ii) any income or franchise tax on the overall net income of such Underwriter, and (iii) any tax that would not have been imposed, deducted or withheld but for a failure of such Underwriter to comply with any reasonable certification or documentation requirements of the applicable jurisdiction, if such compliance is timely requested by the Company and would have reduced or eliminated such tax (all such non-excluded taxes, “Foreign Taxes”). If any such Foreign Taxes are required to be so deducted or withheld from payments by the Company to the Underwriters, then amounts payable under this Agreement shall, to the extent permitted by law, be increased so that the net amounts received by each of the Underwriters after such withholding or deduction equal the amounts that would have been received if no withholding or deduction had been made (taking into account any such withholding or deduction on Foreign Taxes paid).

SECTION 19. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars, (i) the Company will indemnify each Underwriter against any loss incurred by such Underwriter and (ii) the Underwriters will severally indemnify the Company against any loss incurred by it, in each case as a result of any variation as between (y) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (z) the rate of exchange at which such Underwriter or the Company, as the case may be, is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Underwriter or the Company on the business day immediately following the day on which such party receives such payment. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into U.S. dollars.

SECTION 20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

For purpose of this provision, the terms which follow shall have the meanings indicated:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 21. [Contractual Recognition of Bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understandings among the parties hereto, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of each Covered Underwriter (as defined below) to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant Covered Underwriter or another person (and the issue to or conferral on the Company of such shares, securities or obligations);

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; or

(b) the variation of the terms of this Agreement as they relate to any BRRD Liability of a Covered Underwriter, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of the Bail-in Powers by the Relevant Resolution Authority.

For purpose of this Section [21], the terms which follow shall have the meanings indicated:

“Bail-in Legislation” means in relation to the United Kingdom and a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended, supplemented or replaced from time to time.

“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers in the applicable Bail-in Legislation may be exercised.

“Covered Underwriter” means any Underwriter subject to the Bail-in Legislation.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Covered Underwriter.]

[SECTION 22. MiFID II Manufacturer. Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(a) each of [insert name(s) of Underwriters that are Manufacturers under the Product Governance Rules] (each a “Manufacturer” and together the “Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Prospectus in connection with the Notes; and

(b) the Underwriters and the Company note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the Manufacturers and the related information set out in the Prospectus in connection with the Notes.]

SECTION 23. [ICMA Agreement Among Managers. The execution of this Agreement by all parties will constitute the Underwriters’ acceptance of the ICMA Agreement Among Managers Version 1/New York Schedule (the “AAM”) subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement. For purposes of the AAM, references to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Manager” shall be deemed to refer to each of the Representatives and references to the “Settlement Lead Manager” shall be deemed to refer to [insert name of applicable Representative]. As applicable to the Underwriters, Clause 3 of the AAM shall be deemed to be deleted in its entirety and replaced with Section 10 of this Agreement.]

SECTION [24]. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE UNDERWRITERS WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LAWSUIT ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OFFERING.

SECTION [25]. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 hereto and the contribution provisions of Section 9 hereto, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and Regulations and the Exchange Act and Regulations.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

TAKEDA PHARMACEUTICAL COMPANY LIMITED

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

[ insert name of Representative ]

[insert name of Representative]

Acting as Representatives of the

several Underwriters named in

the attached Schedule A.

By: [insert name of Representative]

By:
Name:
Title:

By: [insert name of Representative]

By:
Name:
Title:

SCHEDULE A

Underwriters	Aggregate Principal Amount of Notes to be Purchased
[ ]	$	[	]
[ ]		[	]
[ ]		[	]
[ ]		[	]

Total	$	[	]

Sch-A

SCHEDULE B

Significant Subsidiaries

Sch-B

SCHEDULE C

[Persons located, organized or resident in Sanctioned Countries]

[Sales in Sanctioned Countries]

Sch-C

ANNEX I

Issuer Free Writing Prospectuses

[Final Term Sheet[s] dated [                ], 20[    ], attached as Annex III hereto]

Annex-I

ANNEX II

Company Additional Written Communication

[Electronic (Netroadshow) road show of the Company relating to the offering of the Notes dated                     .]

Annex-II

ANNEX III

Final Term Sheet[s]

Annex-III

EXHIBIT A

Form of Opinion of Issuer’s U.S. Counsel

Exhibit A-1

EXHIBIT B

Form of Opinion of Issuer’s Japanese Counsel

Exhibit B-1

EXHIBIT C

Form of Final Term Sheet

TAKEDA PHARMACEUTICAL COMPANY LIMITED

[$][€][            ] [        ]% SENIOR NOTES DUE 20[    ]

FINAL TERM SHEET

Dated [                ], 20[    ]

Issuer:

Security:

Expected Issue Ratings*:

Format:

Status of Notes:

Denomination:

Pricing Date:

Settlement Date:

Maturity Date:

Principal Amount:

Coupon:

Interest Payment Dates:

Issue Price:

Benchmark [Treasury / Security]:

Benchmark [Treasury / Security]

Price[/Yield]:

Spread to Benchmark:

[Mid-Swap Yield:]

[Spread to Mid-Swap:]

Yield to Maturity:

Day Count Fraction:

Exhibit C-1

Business Days:

Business Day Convention:

Joint Bookrunners[**]:

Co-Managers[**]:

Billing & Delivery:

Trustee:

Settlement:

Optional Redemption:

Optional Tax Redemption:

Use of Proceeds:

[CUSIP:]

ISIN:

Common Code:

[Listing and Trading:]

Governing Law:

*	A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agencies.
**

One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.

The Company has filed a registration statement (including a prospectus dated [                ], 20[    ] (the “Base Prospectus”)) and a preliminary prospectus supplement dated [                ], 20[    ] (together with the Base Prospectus, the “Preliminary Prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, if you request it by calling [            ] toll-free at [            ] or [            ] toll-free at [            ].

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

[MiFID II professionals/ECPs-only/]No PRIIPs KID — [Manufacturer target market (MIFID II product governance) is eligible counterparties and professional clients only (all distribution channels).] No PRIIPs key information document (KID) has been prepared as the Notes are not available to retail investors in the EEA or in the United Kingdom. See “[            ]” in the Preliminary Prospectus.

Exhibit C-2

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Exhibit C-3

EXHIBIT D

Form of Certificates of the CFO of the Company

Exhibit D-1